UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2014

Atlas Resource Partners, L.P.
(Exact name of registrant as specified in its chapter)

Delaware	1-35317	45-3591625
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One 1000 Commerce Drive, Suite 400 Pittsburgh, PA	15275
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-251-0171

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2014, the general partner of the registrant, (i) filed a Certificate of Amendment to its Certificate of Formation with the Secretary of State of the State of Delaware to change its name to Atlas Energy Group, LLC, which is attached hereto as Exhibit 3.1 and incorporated herein by reference, and (ii) adopted Amendment No. 1 to its Second Amended Limited Liability Company Agreement, which is attached hereto as Exhibit 3.2 and incorporated herein by reference. In addition, on November 3, 2014, the registrant adopted Amendment No. 4 to its Amended and Restated Agreement of Limited Partnership to reflect the change of the name of the general partner, which is attached hereto as Exhibit 3.3 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

    On November 5, 2014, the registrant issued a press release containing certain information with respect to its financial outlook for 2015.

   The information provided under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment to Certificate of Formation of Atlas Resource Partners GP, LLC, dated as of November 3, 2014.

3.2	Amendment No. 1 to Second Amended and Restated Limited Liability Company Agreement of Atlas Resource Partners GP, LLC, dated as of November 3, 2014.

3.3	Amendment No. 4 to Amended and Restated Agreement of Limited Partnership of Atlas Resource Partners, L.P., dated as of November 3, 2014.

99.1	Press Release of Atlas Resource Partners, L.P., dated November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Resource Partners, L.P.
By: Atlas Energy Group, LLC, its general partner

/s/ Sean P. McGrath
Name:	Sean P. McGrath
Title:	Chief Financial Officer
Date: November 5, 2014